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                                                                    EXHIBIT 10.2


                           MEMORANDUM OF UNDERSTANDING

         WHEREAS, certain actions have been filed in the Shelby County Chancery Court, State of Tennessee or have been transferred to such court, and such actions have been consolidated under the caption In re Storage USA, Inc. Shareholder Litigation (the "Consolidated Action");

         WHEREAS, the Consolidated Action was filed as a putative class actions on behalf of public shareholders of Storage USA, Inc. ("Storage") naming as defendants Storage, the members of the board of directors of Storage; Storage USA Trust; SUSA Partnership; and Security Capital Group Incorporated ("Security Capital") (collectively "Defendants"); and

         WHEREAS, the Consolidated Action seeks injunctive relief, monetary damages and/or rescission on the alleged ground that the conduct of the defendants in connection with a proposal and agreement by Security Capital for a transaction in which all of the public outstanding shares of Storage will be converted into the right to receive $42 per share in cash from Security Capital (the "Transaction") constitutes a breach of fiduciary duties to the public shareholders of Storage by the defendants, in that, among other things, the consideration offered for the shares by Security Capital is inadequate and unfair and the Transaction is a result of conflict of interest; the directors of Storage allegedly breached their fiduciary duties by structuring the agreement with Security Capital so as to deprive themselves of the ability to consider hypothetical competing proposals, thereby allegedly depriving the public shareholders of Storage of the true value of their investment in Storage; and

         WHEREAS, following negotiations between the parties, counsel for the parties have reached an agreement in principle providing for the settlement of the Consolidated Action on the terms and conditions set forth below; and

         WHEREAS, counsel for the parties believe that the proposed settlement (the "Settlement") is in the best interests of the parties and of Storage and its public shareholders;

         IT IS HEREBY AGREED IN PRINCIPLE AS FOLLOWS:

         1. Defendants acknowledge that Security Capital will increase the consideration to be paid in the Transaction from $42 per share to $42.50 per share in exchange for plaintiffs' agreement to settle the Consolidated Action.

         2. The parties to the Consolidated Action will attempt in good faith as soon as practicable to use their best efforts to agree upon and execute an appropriate Stipulation of Settlement (the "Stipulation") and such other documentation as may be required in order to obtain final court approval of the Settlement and the dismissal of the Consolidated Action upon the terms set forth in this Memorandum of Understanding (collectively, the "Settlement Documents"). The Stipulation will expressly provide, inter alia, for certification of a non-opt-out class for settlement purposes (consisting of all Storage shareholders during the period beginning on September 10, 2001 through and including the date of the consummation of the Transaction, other than defendants and their affiliates), entry of a judgment of dismissal and for a


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complete release and settlement of all claims against Defendants and their predecessors, partners, successors, heirs, assigns, administrators, members, parents, subsidiaries, affiliates and agents (including, without limitation, any investment bankers, accountants or attorneys and any past or present officers, directors, trustees, partners, and employees of defendants and their predecessors, successors, parents, subsidiaries, affiliates and agents) which have been or could have been asserted relating to the Transaction (the "Released Claims"). The Released Claims will include all claims, whether based on federal, state or common law, based in any way upon, or arising out of, the Transaction, including any claims based upon or arising out of the actions of Storage, Storage USA Trust, SUSA Partnership, Security Capital (including the officers, directors, trustees, general partners and limited partners of Storage, Storage USA Trust and SUSA Partnership, and Security Capital), the individual defendants, and any claims relating to any of the negotiations, transactions, agreements, disclosures, omissions, facts and allegations that are or could be the subject of the Consolidated Action; the stipulation will further provide that defendants have denied and continue to deny that they have committed or attempted to commit any violations of law or breaches of duty to Storage or its shareholders or otherwise; and that defendants are entering into the Stipulation solely because the proposed Settlement as described above would eliminate the burden, risk, and expense of further litigation. If any claims which are or would be subject to the release and dismissal contemplated by the Settlement are asserted against any person in any court prior to final approval of the Settlement, Plaintiffs shall join, where possible, in any motion to dismiss or stay such proceedings.

         3. Upon execution of this memorandum, plaintiffs agree to stay all prosecution of the Consolidated Action except for the implementation of the Settlement. The parties to the Consolidated Action will present the Settlement Documents to the Chancery Court of Shelby County, TN, for final approval as soon as practicable following appropriate notice of the proposed Settlement to the proposed class of shareholders of Storage and will use their best efforts to obtain final court approval of the Settlement and the dismissal of the Consolidated Action with prejudice as to all claims asserted or which could have been asserted against defendants in the Consolidated Action and without costs to any party (other than counsel fees and expenses as provided in paragraph 5 below). As used herein "final court approval" of the Settlement means that the Court has entered an order approving the Settlement and that such order is finally affirmed on appeal or by lapse of time or otherwise is no longer subject to appeal.

         4. The consummation of the Settlement (including the payment of attorneys' fees and expenses awarded by the court to plaintiffs' counsel) is subject to: (a) the drafting and execution of mutually acceptable Settlement Documents; (b) the completion by plaintiffs of confirmatory discovery (including document discovery and depositions) in the Consolidated Action reasonably satisfactory to plaintiffs' counsel; (c) final court approval (as defined in paragraph 3 above) of the Settlement and dismissal of the Consolidated Action with prejudice and without awarding fees or costs to any party (except as provided in paragraph 5 below); and (d) consummation of the Transaction. This Memorandum of Understanding shall be voidable by any party hereto should any of these conditions not be met. Should plaintiffs' counsel in the Consolidated Action determine that the Settlement is not fair and reasonable, or should the Court not approve the Settlement, or should the Settlement not be consummated for failure of any of its conditions, then this Memorandum of Understanding shall not be admissible for any purpose in any proceeding and it shall neither be deemed to prejudice in any way the positions of the parties with respect to the Consolidated Action nor entitle any party to recover any costs or expenses


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incurred in connection with the implementation of this Memorandum of
Understanding. Defendants will provide copies of the draft public disclosure documents concerning the Transaction to plaintiffs' counsel prior to dissemination.

         5. Plaintiffs' counsel intends to apply to the Court for an award of attorneys' fees and disbursements in an aggregate amount of no more than $2,750,000. Storage, or its successor on behalf of defendants, agrees to pay attorneys' fees and expenses as awarded by the Court in an aggregate amount not exceeding $2,750,000 to Schiffrin & Barroway, LLP, as receiving agent for plaintiffs' counsel, within five (5) business days of final court approval of the Settlement as defined in Paragraph 3 (assuming the conditions set forth in paragraph 4 hereof have been met) and the entry of an order awarding fees and expenses by the court. Security shall be responsible for payment of the reasonable costs and expenses of providing notice of the Settlement to the Class.

         6. Miscellaneous: (a) This Memorandum of Understanding may be executed in counterparts by any of the signatories hereto, including by fax or telecopy, and as so executed shall constitute one agreement; (b) this Memorandum of Understanding and the Settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to Tennessee conflict of laws rules; (c) this Memorandum of Understanding shall be binding upon and inure to the benefit of the parties and their respective agents, executors, heirs, successors and assigns, subject to the conditions set forth herein; (d) each of the attorneys executing this Memorandum of Understanding has been duly empowered and authorized by his/her respective client(s) to do so; (e) plaintiffs and their counsel represent and warrant that none of the claims or causes of action asserted in the Consolidated Action has been assigned, encumbered or in any manner transferred in whole or in part; (f) except as provided herein, defendants shall bear no expenses, costs, damages or fees alleged or incurred by any named plaintiff, any member of the Class or their respective attorneys, experts, advisors, agents or representatives; (g) the provisions contained in this Memorandum of Understanding shall not be deemed a presumption, concession or admission by any defendant of any breach of duty, liability, default or wrongdoing as to any facts or claims alleged or asserted in the Consolidated Action, or in any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in the Consolidated Action or in any other action or proceeding of any nature whatsoever; and (h) this Memorandum of Understanding may be modified or amended only by a writing signed by the signatories hereto.



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Dated: January 17, 2002



                         WACHTELL, LIPTON, ROSEN & KATZ


                         /s/ Paul K. Rowe
                         ----------------------------------------------------
                         Paul K. Rowe
                         51 West 52nd Street
                         New York, New York  10019
                         (212) 403-1210

                         Attorneys for Defendants Security Capital Group, Blankenship, Sanders and McBride


                         HUNTON & WILLIAMS


                         /s/ Edward J. Fuhr
                         ----------------------------------------------------
                         Edward J. Fuhr
                         Riverfront Plaza, East Tower
                         951 East Byrd Street
                         Richmond, Virginia  23212
                         (804) 788-8201

                         Attorneys for Defendants Storage USA, Inc., Storage USA Trust, SUSA Partnership, Jernigan, Colhoun, Coret, Jorgensen, McCann and Thie


                         GOODWIN PROCTER, LLP


                         /s/ Stephen D. Poss
                         ----------------------------------------------------
                         Stephen D. Poss
                         Exchange Place
                         53 State Street
                         Boston, Massachusetts  02109
                         (617) 570-1886

                         Attorneys for Defendants Colhoun, Graf, Jorgensen, McCann and Thie




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                         SCHIFFRIN & BARROWAY, LLP



                         By:  /s/ Marc A. Topaz
                            ----------------------------------------------------
                              Marc A. Topaz
                              Three Bala Plaza East
                              Suite 400
                              Bala Cynwyd, Pennsylvania  19004
                              (610) 667-7706

                              Plaintiffs Co-Lead Counsel


                         BERNSTEIN, LIEBHARD & LIFSHITZ, LLP



                         By:   /s/ Stanley D. Bernstein
                            ----------------------------------------------------
                               Stanley D. Bernstein
                               10 East 40th Street
                               New York, New York  10016
                               (212) 779-1414

                               Plaintiffs Co-Lead Counsel